                                                                    EXHIBIT 99.1


[ARLINGTON HOSPITALITY LOGO]  ARLINGTON HOSPITALITY, INC.
                              2355 South Arlington Heights Road o Suite 400 o Arlington Heights, IL 60005
                              847-228-5400  Fax: 847-228-5409
                              www.arlingtonhospitality.com







For Immediate Release
CONTACT:                                              MEDIA CONTACT:
James B. Dale, Chief Financial Officer                Jerry Daly or Carol McCune
847-228-5401 x 361                                    703-435-6293
jimdale@arlingtonhospitality.com                      jerry@dalygray.com


        ARLINGTON HOSPITALITY, INC. ANNOUNCES 2004 THIRD QUARTER RESULTS

      SELLS TWO HOTELS, MOVES FORWARD WITH NEW AMERIHOST IN LARGER MARKETS


         ARLINGTON HEIGHTS, Ill., November 15, 2004--Arlington Hospitality, Inc. (Nasdaq/NM: HOST), a hotel development and management company, today announced results for the third quarter ended September 30, 2004.

10-Q FILING AND RESULTS CONFERENCE CALL

         The company expects to file its form 10-Q with the Securities and Exchange Commission later today. The document is accessible through the SEC's electronic filings database at www.sec.gov, and will be available shortly on the company's Web site, www.arlingtonhospitality.com.

         At 11:30 a.m. ET tomorrow, November 16, 2004, the company's senior management team will conduct a conference call to review third quarter 2004 financial results, followed by a question-and-answer period. Stockholders and other interested parties may participate in the conference call by calling (800) 240-2430, reference number 11015250.


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Arlington Hospitality
Page 2

THIRD QUARTER RESULTS

         For the 2004 third quarter, revenues decreased approximately $8.5 million to $14.8 million, compared to the year-earlier period. The timing of hotel sales had a significant impact on revenues and operating income for the third quarter of 2004 compared to the same period in 2003. The company sold two hotels in the 2004 third quarter at a lower aggregate price than the aggregate price of three properties sold in the 2003 third quarter. In addition to the impact of the timing of hotel sales, the company reported lower hotel operating revenues due to a reduction in the number of consolidated AmeriHost Inn hotels as a result of the sale of 11 such hotels over the last 12 months. These decreases were partially offset by an increase in incentive and royalty-sharing fees.

         Net income (loss), and its components, is summarized below for the three and nine months ended September 30, 2004 and 2003:

                                     Three Months Ended September 30,  Nine months ended September 30,
                                           2004            2003             2004             2003
                                      -----------      -----------      -----------      -----------
Net income (loss) from continuing
  operations, before impairment       $  (106,578)     $ 1,358,708      $  (327,675)     $   712,104
Impairment provision, net of tax         (297,876)         (84,496)        (559,390)      (2,883,008)
                                      -----------      -----------      -----------      -----------
Net income (loss) from continuing
  operations                             (404,454)       1,274,212         (887,065)      (2,170,904)

Discontinued operations                  (121,679)        (191,974)      (1,159,629)      (1,587,164)
                                      -----------      -----------      -----------      -----------
Net income (loss)                     $  (526,133)     $ 1,082,238      $(2,046,694)     $(3,758,068)
                                      ===========      ===========      ===========      ===========
Net loss per share - Diluted:
    From continuing operations        $     (0.08)     $      0.25      $     (0.18)     $     (0.43)
    From discontinued operations            (0.02)           (0.03)           (0.23)           (0.31)
                                      -----------      -----------      -----------      -----------
                                      $     (0.10)     $      0.22      $     (0.41)     $     (0.74)
                                      ===========      ===========      ===========      ===========

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Arlington Hospitality
Page 3

         Net loss for the 2004 third quarter was approximately ($526,000), or ($0.10) per share, compared to net income of approximately $1.1 million, or $0.22 per share, in the 2003 third quarter. The decline was due primarily to an approximate $1.6 million decrease in operating income from the sale of consolidated AmeriHost Inn hotels, as a result of the specific hotels sold and the timing of the sale of these hotels, as discussed above. In addition, certain professional fees, reported as corporate general and administrative expenses, were incurred as a result of substantial legal and financial advisory services involving the company's strategic initiatives and business plan, including alternatives relating to the previously announced PMC lease modification consummated on October 4, 2004. These results also include non-cash hotel impairment charges of approximately $435,000 pre-tax ($298,000 after tax) and approximately $143,000 pre-tax ($84,000 after tax) in the third quarter of 2004 and 2003, respectively. Furthermore, the results also include net losses from discontinued operations of approximately ($122,000) and ($192,000), in the third quarter of 2004 and 2003, respectively. The 2003 third quarter includes impairment charges of approximately $31,000 pre-tax ($19,000 after tax), related to the non-AmeriHost hotels classified as discontinued operations.

         The non-cash hotel impairment charges have been recorded primarily in connection with the company's previously announced plan to dispose of 25 to 35 hotels. The additional impairment charges recorded subsequent to the initial adoption of this plan in 2003 are the result of the continuous evaluation of current market conditions and other hotel-specific factors.

         Discontinued operations relates to the operations of the non-AmeriHost Inn hotels disposed of, or expected to be disposed of within the next 12 months, which have been reclassified from continuing operations, and includes the non-cash impairment charges related to those hotels. Discontinued operations also includes incremental depreciation of approximately

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Arlington Hospitality
Page 4

$216,000 and $647,000 in the 2004 third quarter and first nine months of 2004, respectively, which was recorded in connection with a lease modification on one non-AmeriHost Inn hotel executed in the first quarter of 2004 that accelerated the termination date of the lease to November 2005, or earlier under certain conditions.

         Arlington paid off approximately $8.7 million and $19.1 million of mortgage debt in connection with the sale of hotels during the 2004 third quarter and nine month period, respectively. Total hotel mortgage debt was approximately $41.7 million as of September 30, 2004, compared to $60.1 million on December 31, 2003.

         Third quarter 2004 incentive and royalty-sharing revenues improved 42 percent to approximately $376,000, compared to the like period a year earlier. This improvement was a result of the amortization of a greater number of development incentive fees received from Cendant Corporation ("Cendant") (NYSE:
CD) in connection with the sale of AmeriHost hotels, and the growing stream of royalty-sharing fees received from Cendant as the number of non-Arlington owned AmeriHost Inn franchisees expands.

PMC LEASE RESTRUCTURED OCTOBER 4, 2004

         Arlington modified its leases on 20 hotels owned by PMC Commercial Trust ("PMC") (AMEX: PCC) shortly after the close of the 2004 third quarter. The new arrangement reduces the monthly cash lease payments and provides for an accelerated exit strategy, consistent with the company's strategic business plan to divest many of its existing hotels and increase focus on development of larger hotels in secondary markets. Key provisions of the modified lease, which became effective October 1, 2004 include:


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Arlington Hospitality
Page 5

         o An immediate 19 percent reduction in monthly cash lease payments for the 20 hotels, at an approximate $1.0 million annual savings to Arlington.

         o The early termination of the leases upon the sale of all 20 leased AmeriHost Inns to third parties over the next four years, compared to the original 2013 and 2014 lease termination dates.

          "This restructuring is a major milestone for Arlington," said Herman. "It allows us to convert an unfavorable long-term lease to more favorable terms, while creating an orderly exit strategy. We believe these modifications will reduce our former aggregate lease payment obligation through 2014 from approximately $47.2 million to an estimated aggregate of $10.0 million to $12.0 million, plus a shortfall obligation of approximately $8.0 million to $9.5 million, depending on the ultimate timing and pricing of the hotel sales. Our intention is to sell these hotels as AmeriHost Inn hotels, thereby mitigating any shortfall obligation with the incentives received from the Cendant agreement. We expect to receive incentive fees from Cendant of approximately $3.0 to $4.0 million from the sale of the 20 leased hotels, and to utilize these fees to reduce the anticipated shortfall obligation to approximately $4.0 to $6.5 million. This modification was critical in positioning the company for future growth."

DISCONTINUED OPERATIONS LOSSES REDUCED SIGNIFICANTLY

         The company continues to aggressively work to reduce losses from discontinued operations. Exclusive of impairment charges, incremental depreciation, and a franchise termination fee accrual, the company's losses from discontinued operations were reduced significantly from a pretax loss of approximately ($1.9) million in the first nine months of 2003, to a pretax loss of approximately ($243,000) in the first nine months of 2004. "We continue to make solid inroads in reducing losses from the non-strategic, non-AmeriHost Inn hotels,

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Arlington Hospitality
Page 6

primarily through the sale of these assets," said James B. Dale, chief financial officer. "We sold two wholly owned, non-AmeriHost Inns during the 2004 third quarter and in November 2004, we sold our joint venture ownership interest in one additional non-AmeriHost Inn, reducing our non-AmeriHost Inn properties to three, all of which are for sale."

AMERIHOST INN OPERATIONS

         Same-room revenue per available room (RevPAR) in the 2004 third quarter, for the company's 48 AmeriHost Inn hotels improved 0.5 percent to $38.13, compared to the same period in 2003. The comparable midscale hotel, without food and beverage, segment in the United States, according to Smith Travel Research, rose 6.6 percent for the 2004 third quarter. RevPAR for the company's AmeriHost Inn hotels began to regain momentum in September 2004, up
5.9 percent.




                                Three Months    Nine Months   Twelve Months
                                   Ended           Ended         Ended
                                September 30    September 30  September 30
                                ------------    ------------  ------------
Occupancy - 2004                     63.7%           57.9%          56.2%
Occupancy - 2003                     64.0%           57.2%          55.6%
Increase (decrease)                  (0.5%)           1.2%           1.1%

Average Daily Rate - 2004        $   59.88       $   57.73      $   57.44
Average Daily Rate - 2003        $   59.26       $   57.18      $   56.94
Increase (decrease)                   1.0%            1.0%           0.9%

RevPAR - 2004                    $   38.13       $   33.42      $   32.31
RevPAR - 2003                    $   37.95       $   32.72      $   31.69
Increase (decrease)                   0.5%            2.6%           2.3%


         "Most of our hotels are located in the Midwest, which still lags behind the nation as a whole in economic recovery," Herman noted. "The success of our marketing programs is encouraging in this still-difficult operating environment. We closed 2003 with a RevPAR market share index of 97.3, according to Smith Travel Research. For the third consecutive

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Arlington Hospitality
Page 7

quarter, we have improved our market share--from an index of 99.2 at the end of the first quarter of 2004, to an index of 100.5 as of September 30, 2004. We continue to work hard to increase this index."

         Hotel operating margins for the 2004 third quarter continued to be under pressure. "We, at last, are beginning to achieve some pricing power, as the economy begins to slowly rebound in our primary markets, and we were able to increase room rates in the later part of the 2004 third quarter. We are rolling out an energy conservation program that we tested at several properties earlier this year to 35 hotels by year end," Herman said. "At the hotels involved in the test program, we are seeing considerable energy cost savings and expect to receive a payback on our investment within the first 18 to 24 months. Cost containment remains a constant focus, and we continue to expand our marketing efforts through our Operation Heads in Beds initiative. Finally, we expect to see margin improvement as we sell off our older AmeriHost Inn hotels located in tertiary markets, and the non-AmeriHost Inn properties."

OPERATION SELL UPDATE

         In the 2004 third quarter, Arlington sold two wholly owned AmeriHost Inn hotels and two non-AmeriHost Inn hotels for total gross proceeds to the company of approximately $7.3 million. In addition, the company facilitated the sale of one leased AmeriHost Inn hotel in the 2004 third quarter on behalf of PMC, the landlord, resulting in the termination of the lease with Arlington.

         For the nine months ended September 30, 2004, the company has sold a total of eight wholly-owned AmeriHost Inn hotels and two wholly-owned, non-AmeriHost Inn hotels. In addition, Arlington facilitated the sale of one non-AmeriHost Inn hotel owned by a joint venture

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Arlington Hospitality
Page 8

in which it was a partner, and facilitated the sale of one leased AmeriHost Inn hotel on behalf of PMC, as discussed above.

         Following the close of the 2004 third quarter, the company sold one wholly-owned, AmeriHost Inn hotel and its ownership interest in a joint venture that owns and operates a non-AmeriHost Inn hotel. Both transactions will be reported in the company's fourth quarter results.

         Since the company announced its plans to dispose of 25 to 30 hotels in July 2003, the company has sold 18 hotels, exclusive of the sale of the PMC hotel and the sale of our ownership interest in a non-AmeriHost Inn joint venture. "We currently have eight additional hotels under sale contracts, including PMC hotels, and we expect the sales pipeline to remain active," Herman said. "We are on target with our original disposition schedule of our Operation Sell program. We believe the rebounding economy and improving lodging industry fundamentals will benefit our sales efforts."

         The company's hotel assets designated for sale within the next 12 months have been classified as "held for sale" on the accompanying balance sheet as of September 30, 2004. The operations of the non-AmeriHost Inn hotels to be sold have been reclassified from the company's continuing operations and presented as "discontinued operations" in the consolidated statements of operations.

         It should be noted that when the company has hotels under contract for sale, even with nonrefundable cash deposits in certain cases, certain conditions to closing remain, and there can be no assurance that these sales will be consummated as anticipated. Any forecasted amounts from closed or pending sales could differ from the final amounts included in the company's applicable quarterly and annual financial statements when issued. Furthermore, such forecasted

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Arlington Hospitality
Page 9

amounts do not represent guidance on, or forecasts of, the results of the company's entire consolidated operations, which are reported on a quarterly basis.
         Information on Arlington's hotels being brokered for sale may be obtained from Steve Miller, senior vice-president of real estate and business development, at 847-228-5401, extension 312, or e-mailing stevem@arlingtonhospitality.com.

DEVELOPMENT PROGRAM UPDATE

         Arlington broke ground on an 82-room AmeriHost Inn & Suites in Lansing, Mich. during the third quarter of 2004 for a joint venture in which it is a partner. This project features one of Arlington's new 80- to 90-room hotel designs, developed specifically for larger markets. The hotel is expected to open in the 2005 second quarter.

         The company has secured debt and equity commitments for an 87-room AmeriHost Inn & Suites at the Columbus, Ohio airport, and expects to begin construction in the near future, pending finalizing all closing conditions. The company has four additional development sites in California and one in Virginia under agreement, pending completion of due diligence and the arrangement of both debt and equity financing. These developments are also expected to utilize the new, larger prototype design. However, there can be no assurance that any of these transactions will be completed as contemplated.

         "We are ramping up our development program as fast as prudently possible," Herman said. "As the outlook for an improving hotel economy continues to gain momentum, we expect to increase our hotel development activities."

ABOUT ARLINGTON HOSPITALITY

         Arlington Hospitality, Inc. is a hotel development and management company that builds, operates and sells mid-market hotels. Arlington is the nation's largest owner and franchisee of

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Arlington Hospitality
Page 10

AmeriHost Inn hotels, a 106-property, mid-market, limited-service hotel brand owned and presently franchised in 20 states and Canada by Cendant Corporation (NYSE: CD). Currently, Arlington Hospitality, Inc. owns or manages 51 properties in 15 states, including 48 AmeriHost Inn hotels, for a total of 3,672 rooms, with additional AmeriHost Inn & Suites hotels under development.

         This press release may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by words such as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should," and "could." There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a discussion of these factors, see the Company's report on Form 10-K for the year ended December 31, 2003 and reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004, and September 30, 2004 under the section headed "Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors" as they may be updated in the company's subsequent SEC filings.


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


                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
================================================================================


                                                                            September 30,         December 31,
                                                                                 2004                 2003
                                                                             (Unaudited)
                                                                             -----------          -----------
                           ASSETS
Current assets:
       Cash and cash equivalents                                             $ 3,303,941          $ 3,623,550
       Accounts receivable, less an allowance of $76,500
          at September 30, 2004 and December 31, 2003 (including
          approximately $283,000 and $382,000 from related parties)            1,870,567            1,289,492
       Notes receivable, current portion                                         116,042              146,000
       Prepaid expenses and other current assets                                 690,048            1,142,032
       Refundable income taxes                                                   201,227              975,316
       Costs and estimated earnings in excess of billings on
          uncompleted contracts                                                  658,163            1,232,481
       Assets held for sale - other brands                                     7,989,911           10,603,160
       Assets held for sale - AmeriHost Inn hotels                            15,835,968           28,162,442
                                                                             -----------          -----------

Total current assets                                                          30,665,867           47,174,473
                                                                             -----------          -----------

Investments in and advances to unconsolidated
       hotel joint ventures                                                    3,224,533            3,309,344
                                                                             -----------          -----------


Property and equipment:
       Land                                                                    5,469,977            5,735,489
       Buildings                                                              28,504,291           31,174,776
       Furniture, fixtures and equipment                                       9,357,438           13,176,842
       Construction in progress                                                  320,981              312,925
       Leasehold improvements                                                     96,736            2,396,689
                                                                             -----------          -----------
                                                                              43,749,423           52,796,721

       Less accumulated depreciation and amortization                         11,397,270           13,242,842
                                                                             -----------          -----------
                                                                              32,352,153           39,553,879
                                                                             -----------          -----------

Notes receivable, less current portion                                           800,000              867,500

Deferred income taxes                                                          7,353,763            6,071,000

Other assets, net of accumulated amortization of
       approximately $580,000 and $633,000                                     2,039,396            2,737,217
                                                                             -----------          -----------

                                                                              10,193,159            9,675,717
                                                                             -----------          -----------
                                                                             $76,435,712          $99,713,413
                                                                             ===========          ===========


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


                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

================================================================================

                                                                                 September 30,          December 31,
                                                                                      2004                 2003
                                                                                  (Unaudited)
                                                                                  ------------           ------------
       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
       Accounts payable                                                           $  1,733,906           $  2,768,402
       Bank line-of-credit                                                           1,750,000              3,850,000
       Accrued payroll and related expenses                                            277,310                393,815
       Accrued real estate and other taxes                                           2,239,980              1,980,015
       Other accrued expenses and current liabilities                                1,303,243              1,407,511
       Current portion of long-term debt                                             1,254,240              1,195,050
       Liabilities of assets held for sale - other brands                            7,077,290              9,585,492
       Liabilities of assets held for sale - AmeriHost Inns                         15,923,880             28,540,561
                                                                                  ------------           ------------
Total current liabilities                                                           31,559,849             49,720,846
                                                                                  ------------           ------------
Long-term debt, net of current portion                                              23,255,114             26,513,398
                                                                                  ------------           ------------
Deferred income                                                                     11,431,901             11,361,927
                                                                                  ------------           ------------
Commitments and contingencies
Minority interests                                                                     219,262                329,819
                                                                                  ------------           ------------
Shareholders' equity:
       Preferred stock, no par value; authorized 100,000 shares;
          none issued                                                                     --                     --
       Common stock, $.005 par value; authorized at 25,000,000 shares;
          issued and outstanding 5,040,598 shares at September 30, 2004,
          and 4,994,956 shares at December 31, 2003                                     25,203                 24,975
       Additional paid-in capital                                                   13,399,556             13,220,302
       Retained earnings (deficit)                                                  (3,067,673)            (1,020,979)
                                                                                  ------------           ------------
                                                                                    10,357,086             12,224,298
       Less:
         Stock subscriptions receivable                                               (387,500)              (436,875)
                                                                                  ------------           ------------
       Total shareholders' equity                                                    9,969,586             11,787,423
                                                                                  ------------           ------------
                                                                                  $ 76,435,712           $ 99,713,413
                                                                                  ============           ============

                  ARLINGTON HOSPITALITY, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

================================================================================

                                              Three Months Ended September 30,      Nine Months Ended September 30,
                                             ----------------------------------     -------------------------------
                                                    2004             2003               2004              2003
                                             ---------------    ---------------     -------------    --------------
Revenue:
     AmeriHost Inn hotel operations            $   9,378,850    $  11,725,203       $  26,790,374    $   31,292,257
     Development and construction                    299,008          380,834           1,889,694         2,478,095
     Hotel sales                                   4,109,179       10,040,670          18,386,384        19,074,417
     Management services                              97,773          124,542             300,599           352,997
     Employee leasing                                382,607          605,993           1,505,766         1,664,675
     Incentive and royalty sharing                   376,111          264,945             976,525           694,594
     Office building rental                          175,591          180,941             524,885           537,163
                                               -------------    -------------       -------------    --------------
                                                  14,819,119       23,323,128          50,374,227        56,094,198
                                               -------------    -------------       -------------    --------------
Operating costs and expenses:
     AmeriHost Inn hotel operations                6,620,210        8,108,425          20,750,339        23,594,346
     Development and construction                    668,764          591,467           2,790,749         2,727,944
     Hotel sales                                   4,094,016        8,382,581          15,580,227        15,637,779
     Management services                              47,727           65,918             163,438           205,677
     Employee leasing                                357,703          585,582           1,427,618         1,612,296
     Office building rental                           45,350           45,967             121,310           142,383
                                               -------------    -------------       -------------    --------------
                                                  11,833,770       17,779,940          40,833,681        43,920,425
                                               -------------    -------------       -------------    --------------
                                                   2,985,349        5,543,188           9,540,546        12,173,773

     Depreciation and amortization                   518,280          625,640           1,584,936         2,540,350
     Leasehold rents - hotels                      1,173,963        1,211,727           3,567,054         3,649,980
     Corporate general and
        administrative                             1,170,989          526,848           2,750,799         1,489,686
     Impairment provision                            435,491          143,496             880,929         4,808,008
                                               -------------    -------------       -------------    --------------
Operating income (loss)                             (313,374)       3,035,477             756,828          (314,251)

Other income (expense):
     Interest expense                               (740,484)      (1,026,407)         (2,556,739)       (3,266,510)
     Interest income                                  86,040          109,565             316,006           350,446
     Other income (expense)                           14,218         (115,167)             37,185           (73,147)
     Gain on sale of assets)                         283,690          400,000             283,690           400,000
     Extinguishment of debt                          112,429          (61,994)           (122,590)         (141,227)
     Equity in net income and (losses)
        of unconsolidated joint ventures              15,661         (138,020)             26,523          (412,282)
                                               -------------    -------------       -------------    --------------
Income (loss) before minority
     interests and income taxes                     (541,820)       2,203,454          (1,259,097)       (3,456,971)
Minority interests in operations of
     consolidated joint ventures                     (49,634)         (47,242)           (137,645)         (128,933)
                                               -------------    -------------       -------------    --------------
Income (loss) before income taxes                   (591,454)       2,156,212          (1,396,742)       (3,585,904)
Income tax (expense) benefit                         187,000         (882,000)            509,677         1,415,000
                                               -------------    -------------       -------------    --------------
Net income (loss) from continuing
     operations                                     (404,454)       1,274,212            (887,065)       (2,170,904)
Discontinued operations, net of tax                 (121,679)        (191,974)         (1,159,629)       (1,587,164)
                                               -------------    -------------       -------------    --------------
Net income (loss)                              $    (526,133)   $   1,082,238       $  (2,046,694)   $   (3,758,068)
                                               ==============   =============       ==============   ==============

Net income (loss) from continuing operations per share:
     Basic                                     $      (0.08)    $        0.26       $      (0.18)    $       (0.43)
     Diluted                                   $      (0.08)    $        0.25       $      (0.18)    $       (0.43)
Net income (loss) per share:
     Basic                                     $      (0.10)    $        0.22       $      (0.41)    $       (0.74)
     Diluted                                   $      (0.10)    $        0.22       $      (0.41)    $       (0.74)


                                      -13-